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                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of December 12, 2001 by and between Cingular Wireless LLC, a Delaware limited liability company ("ISSUER") and Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers listed in Schedule I to the Purchase Agreement (as defined below) (the "INITIAL PURCHASERS").

         This Agreement is made pursuant to the Purchase Agreement dated December 6, 2001, between the Issuer and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Issuer to the Initial Purchasers of $500,000,000 aggregate principal amount of the Issuer's 5.625% Senior Notes due 2006, $750,000,000 aggregate principal amount of the Issuer's 6.50% Senior Notes due 2011 and $750,000,000 aggregate principal amount of the Issuer's 7.125% Senior Notes due 2031 (collectively, the "SECURITIES"). The Securities are to be issued by the Issuer pursuant to the provisions of an indenture dated as of December 12, 2001 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") between the Issuer and Bank One Trust Company, N.A., as trustee (the "TRUSTEE").

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Securities set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1.       Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.


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         "BUSINESS DAY" shall have the meaning set forth in the Indenture.

         "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

         "CONSUMMATE" shall have the meaning set forth in Section 2(a) hereof.

         "EXCHANGE DATE" shall have the meaning set forth in Section 2(a)(ii) hereof.

         "EXCHANGE OFFER" shall mean an exchange offer by the Issuer of Exchange Securities for all Securities of an applicable series that are Registrable Securities pursuant to Section 2(a) hereof.

         "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

         "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on an appropriate form under the 1933 Act and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "EXCHANGE SECURITIES" shall mean securities issued by the Issuer under the Indenture and containing terms identical to the Securities of an applicable series (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities (or, if the Exchange Securities are authenticated between a record date and an interest payment date, from such interest payment date (it being understood that interest to be paid on such interest payment date will be paid on the Securities in accordance with the terms thereof)) or, if no such interest has been paid, from December 12, 2001 and (ii) the Exchange Securities will not provide for additional interest accruing thereon following a failure to register such Exchange Securities under the 1933 Act and will not contain terms with respect to transfer restrictions) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

         "HOLDERS" shall mean the Initial Purchasers, but only for so long as they own any Registrable Securities, and their successors, assigns and direct and indirect transferees who are owners of Registrable Securities under the Indenture, provided that for purposes of Section 5 of this Agreement, the term "HOLDERS" shall also include Participating Broker-Dealers.


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

         "INDEMNIFIED PERSON" shall have the meaning set forth in Section 5(c) hereof.

         "INDEMNIFYING PERSON" shall have the meaning set forth in Section 5(c) hereof.

         "INDENTURE" shall have the meaning set forth in the preamble.

         "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

         "MAJORITY HOLDERS" shall mean, with respect to a series of Securities, the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities of such series; provided that, for purposes of this Agreement, whenever the consent or approval of Holders of a specified percentage of Registrable Securities of a series is required hereunder, Registrable Securities held by the Issuer or any affiliates (as such term is defined in Rule 405 under the 1933 Act) of the Issuer shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "OFFER TERMINATION DATE" shall have the meaning set forth in Section 2(a)(iv) hereof.

         "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
Section 4(a) hereof.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated December 6, 2001, between the Company and Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several Initial Purchasers named in Schedule I thereto.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

         "REGISTRABLE SECURITIES" shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) such Security shall have been exchanged in an Exchange Offer for an Exchange Security; (ii) a Shelf Registration Statement with respect to such Security shall have been declared effective under the 1933 Act and such Security shall have been disposed of pursuant to such Registration Statement, (iii) such Security has been sold or is saleable pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or has been distributed to the public pursuant to Rule 144 or (iv) such Security shall have ceased to be outstanding.

         "REGISTRATION DEFAULT" shall have the meaning set forth in Section 2(e) hereof.

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of the Exchange Securities or Registrable Securities), (iii) all expenses incident to preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement,
(iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be counsel to the Initial Purchasers unless another nationally recognized law firm is selected by the Issuer and is reasonably acceptable to the Majority Holders ("COUNSEL FOR THE HOLDERS")), and (viii) the fees and disbursements of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         "REGISTRATION STATEMENT" shall mean any registration statement of the Issuer that covers any of the Exchange Securities or the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(b) hereof.

         "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of Section 2(b) of this Agreement which covers Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "TIA" shall have the meaning set forth in Section 3(l) hereof.

         "TRUSTEE" shall have the meaning set forth in the preamble.

         "UNDERWRITERS" shall have the meaning set forth in Section 3 hereof.

         "UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

         2.       Registration under the 1933 Act.

                  (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Issuer shall (x) file or cause to be filed, on or prior to the date that is 210 days after the Closing Date, an Exchange Offer Registration Statement covering the offer by the Issuer to the Holders to exchange all of the Registrable Securities (held by persons who are not prohibited by law or SEC policy from participating) for Exchange Securities, and (y) use its reasonable best efforts to have such Registration Statement declared effective by the SEC on or prior to the date that is 285 days after the Closing Date and remain effective until the closing of the Exchange Offer and to consummate the Exchange Offer with respect to each series of Securities on or prior to the date that is 315 days after the Closing Date. For purposes hereof, "CONSUMMATE" shall mean, with respect to a series of Securities, that the Exchange Offer

         Registration Statement shall have been declared effective, the period of the Exchange Offer provided in accordance with clause 2(a)(ii) below shall have expired and all Registrable Securities of such series validly tendered and not withdrawn in connection with such Exchange Offer shall have been exchanged for Exchange Securities. The Issuer shall commence the Exchange Offer with respect to each series of Securities by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                           (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities of such series validly tendered and not withdrawn will be accepted for exchange;

                           (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (each such date being an "EXCHANGE DATE");

                           (iii) that any Registrable Security of such series not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement, unless the Holder of such Registrable Security delivers a notice pursuant to Section 2(b)(iii);

                           (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender, or make book-entry delivery of, such Registrable Security and deliver (including via an agent's message) the enclosed letters of transmittal to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date (the "OFFER TERMINATION DATE"); and

                           (v) that Holders will be entitled to withdraw their election, not later than the close of business on the Offer Termination Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing the prior election to have such Registrable Securities exchanged.

As soon as practicable after the Offer Termination Date, the Issuer shall:

                                    (A)      accept for exchange Registrable
                           Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                                    (B)      deliver, or cause to be delivered,
                           to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in aggregate principal amount to the aggregate principal amount of the Registrable Securities surrendered by such Holder.

         The Issuer shall use its reasonable best efforts to complete the Exchange Offer with respect to each series as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offers shall not be subject to any conditions, other than that the Exchange Offers shall not violate applicable law or any applicable interpretation of the staff of the SEC.

         As a condition to its participation in an Exchange Offer, each Holder of Registrable Securities (including, without limitation, any Holder who is a Participating Broker Dealer) shall furnish, upon the request of the Issuer, prior to the consummation of the Exchange Offer, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (w) that such Holder is not an affiliate of the Issuer (as defined in Rule 405 under the Securities
Act) or a broker dealer tendering Securities acquired directly from the Issuer for its own account, (x) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act, (y) if the Holder is not a broker dealer or is a broker dealer but will not receive Exchange Securities for its own account in exchange for Securities, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Securities, and (z) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business. If the Holder is a Participating Broker Dealer that will receive Exchange Securities for its own account in exchange for Securities, it will represent that the Securities to be exchanged for the Exchange Securities were acquired by it as a result of market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. It is understood that, by acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, the Holder is not admitting that it is an "underwriter" within the meaning of the Act.

                  (b) In the event that (i) the Issuer determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the Offer Termination Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 315 days after the Closing Date (other than failure of a Holder to tender under circumstances other than those described in the following clause (iii)) or (iii) any Holder of Registrable Securities shall notify the Issuer prior to the consummation of the Exchange Offer that (A) such Holder was prohibited by law or SEC policy from participating in the applicable Exchange Offer and provides an opinion of counsel to the Issuer to that effect or (B) such Holder is a broker-dealer and holds Securities acquired directly from the Issuer or any of its affiliates, the Issuer shall cause to be filed as soon as reasonably practicable after such determination, date or notice is given to the Issuer, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities (except as provided in the next succeeding sentence) and use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC. In the event the Issuer is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Issuer shall file and use its reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities not held by Holders who delivered the notice and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement or may be a separate Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders who delivered the notice. The Issuer agrees, so long as Registrable Securities are outstanding, to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (x) two years after the Closing Date or (y) such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Issuer further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating solely to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Issuer agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after it being used or filed with the SEC.

                  No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Securities shall be entitled to additional interest pursuant to Section 2(e) hereof unless and until such Holder shall have provided all such information which is required by rules of the SEC to be included in the Shelf Registration Statement prior to the time it is declared effective. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

                  (c) The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement.

                  (d)      An Exchange Offer Registration Statement pursuant to
         Section 2(a) hereof or a Shelf Registration Statement pursuant to
         Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to be effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  (e) Without duplication of the provisions set forth in the Indenture, in the event that


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                  (i)      the Exchange Offer Registration Statement relating to
                           the Exchange Offer with respect to any series of Securities is not filed with the SEC on or prior to the date that is 210 days after the Closing Date, or, if a Shelf Registration Statement is required to be filed in response to a change in applicable law or the applicable interpretations of the staff of the SEC, the Shelf Registration Statement is not filed within 210 days after the later to occur of publication of the change in law or interpretation and the Closing Date,

                  (ii) the Exchange Offer Registration Statement with respect to any series of Securities is not declared effective on or prior to the date that is 285 days after the Closing Date, or, if a Shelf Registration Statement is required to be filed in response to a change in applicable law or the applicable interpretations of the staff of the SEC, the Shelf Registration Statement is not declared effective within 285 days after the later to occur of publication of the change in law or interpretation and the Closing Date, or

                  (iii) the Exchange Offer with respect to any series of Securities is not consummated on or prior to the date that is 315 days after the Closing Date unless applicable law or the applicable interpretations of the staff of the SEC do not permit the Issuer to effect the Exchange Offer

         (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Issuer will pay additional interest (in addition to, and at the same time, in the same manner and calculated on the same basis as, the interest otherwise due on the Securities) on the principal amount of each Registrable Security of the applicable series at an annual rate equal to 0.25% commencing on the date of such Registration Default. Such additional interest will cease accruing on such Securities (x) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (y) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above or
         (z) upon consummation of the Exchange Offer, in the case of clause
         (iii) above. Notwithstanding the existence of more than one Registration Default with respect to any series of Securities, the interest rate applicable to the Securities of such series shall not be increased by more than the annual rate of 0.25%.


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

                  (f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damage for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2(a) and
         Section 2(b) hereof.

         3.       Registration Procedures.

         In connection with the obligations of the Issuer with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof and subject to the terms and conditions thereof, the Issuer shall as soon as reasonably practicable:

                  (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which Registration Statement shall (x) be on a form selected by the Issuer,
         (y) in the case of a Shelf Registration, be on a form available for the sale of the Registrable Securities by the selling Holders thereof and
         (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth herein and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and to keep each Prospectus current during the period described under
         Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

                  (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Holders and counsel for the Initial Purchasers and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or


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

         Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Issuer consents, subject to the provisions of this Agreement, to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) use its reasonable best efforts (i) to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not be required to (A) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section, (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction;

                  (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by such Persons, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Issuer receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related

         Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

                  (h)      upon the occurrence of any event contemplated by
         Section 3(e)(v) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer agrees to notify the Holders and any Participating Broker Dealers to suspend use of the Prospectus as promptly as reasonably practicable after the occurrence of such an event, and the Holders and Participating Broker Dealers hereby agree to suspend use of the Prospectus until the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission;

                  (i) not less than two Business Days prior to the filing of any Registration Statement or any Prospectus, and not less than one Business day prior to the filing of any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) and make such of the representatives of the Issuer as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, one counsel on behalf of all of the Holders) shall reasonably object within one business day of their receipt of such copy; provided that the requirements of this paragraph shall not apply to the Issuer's annual report on Form 10-K, its Quarterly Report on Form 10-Q, its current reports on Form 8-K, or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act ("Exchange Act Documents"), or any supplement to any Prospectus based on Exchange Act Documents, except for such Exchange Act Documents specifically relating to the offering of the Securities;

                  (j) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, of each series, not later than the effective date of a Registration Statement;

                  (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (l) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and accountants designated by and counsel for the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuer, and cause the respective officers, directors and employees of the Issuer to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case that would customarily be reviewed or examined in connection with a "due diligence" review of the Issuer; provided that such persons shall first agree in writing with the Issuer, on a form typically used by the Issuer for these purposes, to the effect that any information that is reasonably and in good faith designated by the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Issuer and its subsidiaries and such source is not known, after due inquiry, by such person to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of such persons by one representative designated by and on behalf of such persons and any such confidential information shall be available from such representative to such persons so long as any person agrees to be bound by such confidentiality agreement;

                  (m) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable following the receipt by the Issuer of notification of the matters to be incorporated in such filing; and

                  (n) use reasonable best efforts to cause all Registrable Securities covered by a Shelf Registration Statement, if not theretofore rated in connection with the initial issuance thereof, to be rated with the appropriate rating agencies, if so requested by the Majority Holders.

         In the case of a Shelf Registration Statement, each Holder and Participating Broker Dealer agrees that, upon receipt of any notice from the Issuer (a) of the happening of any event of the kind described in Section 3(e)(iii), (iv) or (v) hereof or (b) that they have determined that the continued effectiveness and use of the Shelf Registration Statement would require the disclosure of confidential information or interfere with any equity or debt financing, acquisition, reorganization or other material transaction involving the Issuer, such Holder or Participating Broker Dealer will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's or Participating Broker Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or of a notice permitting the resumption of disposition of Registrable Securities, and, if so directed by the Issuer, such Holder and Participating Broker Dealer will deliver to the Issuer (at the Issuer's expense) or destroy all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         If the Issuer shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuer shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or advice from the Issuer that delivery may be resumed. The Issuer may give any such notice only three times during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than three suspensions in effect during any 365 day period.

         The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may (unless they are permitted to sell pursuant to Rule 144 (k) within 90 days thereof) sell such Registrable Securities in an Underwritten Offering, provided that such Underwritten Offering has been demanded by the Holders of a majority in principal amount of Registrable Securities. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities proposed to be included in such offering with the prior written consent of the Issuer, provided that the Issuer shall have the right, in its sole discretion, to veto the selection of any underwriter other than one of Lehman Brothers Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc. In the case of any Underwritten Offering, the Issuer shall provide written notice to the Holders of all Registrable Securities covered by the applicable Shelf Registration Statement of such Underwritten Offering at least 20 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Issuer of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering. No Holder may participate in any Underwritten Offering under the Agreement unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all questionnaires, powers of attorneys, confidentiality agreements (if appropriate), indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

         In the case of an Underwritten Offering, the Issuer shall enter into such customary agreements to indemnify any underwriters and their control persons and take all such other customary actions in connection therewith (including those requested by counsel for the Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (i) make such customary representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Issuer and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case in substance similar to those set forth in
Section 4 of the Purchase Agreement, (ii) obtain opinions of counsel to the Issuer covering matters similar to those set forth in Sections 6(e) and 6(f) of the Purchase Agreement addressed to each selling Holder and Underwriter of Registrable Securities, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Issuer (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or any business acquired by the Issuer for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters to evidence the continued validity of the representations and warranties of the Issuer made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting agreement.

         4.       Participation of Broker-Dealers in Exchange Offer.

                  (a) The Issuer understands that the Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "PARTICIPATING BROKER-DEALER"), may be deemed to be an "underwriter" within the meaning of the 1933 Act in connection with any resale of such Exchange Securities.

                  The Issuer understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy its prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                  (b) In light of the above, notwithstanding the other provisions of this Agreement, the Issuer agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration, and with such reasonable modifications thereto as may be reasonably requested by the Initial Purchasers or one or more Participating Broker-Dealers pursuant to clause 4(b)(ii) below in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                           (i) the Issuer shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by
                  Section 3(i), for a period exceeding 180 days after the Offer Termination Date (as such period may be extended pursuant to the penultimate paragraph of Section 3) and Participating Broker-Dealers shall not be authorized by the Issuer to deliver, and shall not deliver, such Prospectus after such period in connection with the resales contemplated by this Section; and

                           (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Issuer by the Initial Purchasers or with the reasonable request in writing to the Issuer by the broker-dealers who certify to the Initial

                  Purchasers and the Issuer in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Issuer shall be obligated (x) to deal only with a single representative of the Participating Broker-Dealers, which shall be J.P. Morgan Securities Inc., unless it elects not to act as such representative, in which case, the representative shall be selected by a majority of the Participating Broker-Dealers, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless another nationally recognized law firm is selected by the Issuer and is reasonably acceptable to the Majority Holders, and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the Offer Termination Date and with respect to each amendment or supplement thereof, if any, effected during the period specified in Section 4(b)(i) above.

         5.       Indemnification and Contribution.

                  (a) The Issuer agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference), or caused by any omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto, including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such or Holder furnished in writing to the Issuer by or on behalf of such or Holder expressly for use in connection therewith provided that, with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus relating to a Shelf Registration Statement, the foregoing indemnity agreement shall not inure to the benefit of any Holder (and any Person controlling such Holder), who failed to deliver a final prospectus to the person asserting any losses, claims, damages or liabilities to the extent that any loss, claim, damage or liability resulted from the fact that there was not given or sent to such person, at or prior to the time of written confirmation of sale of such Securities to such person, a copy of the final prospectus (so long as such prospectus was previously provided by the Issuer to the Holders) that corrects the misstatement or omission.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its respective directors and officers, and any Person who controls the Issuer within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to the Holders, but only with respect to information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing; provided that any failure to so notify the Indemnifying Person shall not relieve it from any liability which it may have under this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person other than under this Section. In case such notice of any such action shall be so given, the Indemnifying Person or Persons shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such Indemnifying Person or Persons and reasonably satisfactory to the Indemnified Person or Persons who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them, but if the Indemnifying Person or Persons shall not elect to assume the defense of such action, such Indemnifying Person or Persons will reimburse such Indemnified Person or Persons for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (included impleaded parties) include both the Indemnifying Person and the Indemnified Person and either (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) any representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the Indemnified Person shall have the right to retain its own counsel, which counsel shall be reasonably satisfactory to the Indemnifying Person, at the expense of the Indemnifying Party, subject to the following sentence. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, which counsel shall be reasonably satisfactory to the Indemnifying Persons, and that all such fees and expenses shall be reimbursed within a reasonable time following their incurrence. Any such separate firm for the Initial Purchasers and all Persons, if any, who control any of the Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be designated in writing by Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., acting together, and any such separate firm for the Holders and all Persons, if any, who control Holders within the meaning of either such Section shall be designated in writing by the Majority Holders, and any such separate firm for the Issuer, its directors, its officers and each Person, if any, who controls the Issuer within the meaning of either such Section shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person; provided, that so long as the Indemnifying Person has used commercially reasonable best efforts to include in any settlement an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding, such Indemnifying Person shall consent in writing to any reasonable settlement of such proceeding.

                  (d) If the indemnification provided for in this Section is unavailable to an Indemnified Person under paragraphs (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the (i) the relative benefits received by the Issuer, on the one hand, and the Holders, on the other hand, from its sale of Registrable Securities or
         (ii) if the allocation provided by clause 5(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the Issuer on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits of the Issuer on the one hand and the Holders on the other hand with respect to such offering and sale shall be deemed to be in the same respective proportions as the total net proceeds from the offering or sale thereof (before deducting expenses) received by such Person. The relative fault of the Issuer on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or by the Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Issuer and each Holder agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
         Section 5(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section are several in proportion to the aggregate principal amount of Registrable Securities sold by them pursuant to such Registration Statement. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any Person controlling any Holder, the Issuer's directors or officers or any Person controlling the Issuer, (ii) acceptance of any Exchange Securities, (iii) any termination of this Agreement and
         (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

         6.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Issuer has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's other issued and outstanding securities under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of
         Section 2(e) hereof or this Section

         6(b) shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section, which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuer, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  All such notices and communications shall be deemed to have been duly given at the time delivered, if personally delivered; five business days after being deposited in the mail, postage pre-paid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement and the Indenture. The Initial Purchasers shall have no liability or obligation to the Issuer, and the Issuer shall have no liability or obligation to the Initial Purchasers, with respect to any failure by a Holder to comply with, or any breach by any Holder of, the obligations of such Holder under this Agreement, except to the extent that an Initial Purchaser is a Holder.

                  (e) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and subject to the terms hereof shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. This Agreement shall be governed by laws of the State of New York.

                  (i) Severability. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      CINGULAR WIRELESS LLC

                                      By: Cingular Wireless Corporation



                                      By: /s/ Sean Foley
                                          --------------------------------------
                                          Name:  Sean Foley
                                          Title: Vice President - Treasurer


Acting severally on behalf of themselves and the several Initial Purchasers.

LEHMAN BROTHERS INC.



By:  /s/ Martin Goldberg
    ---------------------------------
    Name: Martin Goldberg
    Title: Senior Vice President


GOLDMAN, SACHS & CO.


/s/ Goldman, Sachs & Co.
-------------------------------------
(Goldman, Sachs & Co.)


J.P. MORGAN SECURITIES INC.



By: /s/ Melanie Shugart
    ---------------------------------
    Name: Melanie Shugart
    Title: Managing Director

                           CROSS-REFERENCE TARGET LIST

   NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                             TARGET PULL-DOWN LIST.

              (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION    TARGET NAME    ARTICLE/SECTION    TARGET NAME    ARTICLE/SECTION    TARGET NAME    ARTICLE/SECTION    TARGET NAME
===============    ===========    ===============    ===========    ===============    ===========    ===============    ===========
2.....................reg.1933
2(a)........exch.off.statement
2(a)(ii).........Exchange.Date
2(a)(iv)..............Reg.Note
2(b).........reg.placement.agt
2(b)............exch.offer.reg
2(e)..................w/o.dupl

3...................Reg.proced
3(e)(v)......shelf.reg.changes
3(i)............shelf.reg.supp
3(l)..........trust.indent.act
3(o).....reg.Securities.listed
3(p)..........reg.note.issuers

4..........Part.Broker.Dealers
4(a)........part.brok.deal.und
4(b).......part.brok.deal.exch
4(b)(ii).........shelf.reg.app

5................Indem.contrib
5(d).............indem.damages

6(b).............Amend.waivers